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Agilent Technologies



14 October 2005

KATHRYN HERMAN
AA
NVE CORP
11409 VALLEY VIEW ROAD
EDEN PRAIRIE
MINNESOTA 55344
USA


Re: Sale of Agilent's Semiconductor Product Group to Kohlberg Kravis Roberts & Co. and Silver Lake Partners


Dear Kathryn Herman,

On 14 August 2005, Agilent Technologies Inc. ("Agilent") agreed to sell its Semiconductor Product Group to Kohlberg Kravis Roberts & Co. and Sliver Lake Partners (the "Sale"). A new company [Argos Acquisition Pte., Ltd. and its affiliates] will be formed by the buyer for the Sale. The Sale is expected to be completed by November 1, 2005. When the Sale is completed, the Semiconductor Product Group ("SPG") will be owned by Kohlberg Kravis Roberts & Co. and Silver Lake Partners.

To facilitate the Sale, Agilent will assign all outstanding purchase orders that are not fulfilled by the completion of the Sale to [Argos Acquisition Pte., Ltd. and its affiliates]. The assignment shall be effective upon completion of the Sale. Please indicate your consent to the assignment of any outstanding purchase orders by signing below and returning this letter to us within 7 days upon receipt of this notification.


The following processes will NOT CHANGE as a result of the Sale:
     *  Payment terms

     *  PO terms and conditions

     *  Supplier Resource Management (TQRDCE)

     * Ship-to addresses [Note: Argos Acquisition Pte., Ltd. and its affiliates replaces Agilent Technologies name but the address remains the same]

     * [Argos Acquisition Pte., Ltd. and its affiliates] contacts: Telephone numbers and the physical locations will remain the same.

     * Your current Agilent SPG order backlog through October 2005: Continue to ship and bill per the existing instructions on the purchase orders from Agilent SPG unless otherwise notified by [Argos Acquisition Pte., Ltd. and its affiliates].


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Please feel free to call me at 65-6215-4218 if you have any questions concerning this letter or the Sale. Thank you for your cooperation in this matter.

                                           Very truly yours,
                                           Agilent Technologies Inc.
                                           By:

                                           /s/ Francis Khor

                                           Name:  Francis Khor
                                           Title: WW Procurement Director


UNDERSTOOD AND AGREED:

By: /s/ Daniel A. Baker

Title: President & CEO
Date: October 14, 2005












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